UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: June 30, 2009

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

31365 Oak Crest Drive, Suite 200

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. — Other Events

LTC is revising its historical consolidated financial statements.  Reclassification, presentation and certain computational changes have been made for: (i) the adoption of presentation and disclosure requirements of SFAS No. 160,  “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51”  (or SFAS No. 160); and (ii) the adoption of EITF 03-6-1,  “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”  (or EITF 03-6-1), to compute earnings per share under the two-class method.

Accordingly, this Current Report on Form 8-K updates Items 6, 7 and 8 of LTC’s 2008 Annual Report on Form 10-K (or 2008 10-K), to reflect the adoption of presentation and computational provisions of SFAS No. 160 and EITF 03-6-1. No attempt has been made to update matters in the 2008 Form 10-K except to the extent expressly provided above.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

12	Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Accounting Firm

99.1

LTC’s updated Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk, and Financial Statements and Supplementary Data for the year ended December 31, 2008.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: June 30, 2009	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President

EXHIBIT INDEX

Attached as exhibits to this Form 8-K are the documents listed below:

12	Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Accounting Firm

99.1

LTC’s updated Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk, and Financial Statements and Supplementary Data for the year ended December 31, 2008.